                                                                       Exhibit 8
                                                                       ---------

                [Letterhead of Goodsill Anderson Quinn & Stifel]


                             _______________, 1997


Hawaiian Electric Industries, Inc.
900 Richards Street
Honolulu, Hawaii  96813

Hawaiian Electric Industries Capital Trust I
c/o The Bank of New York
101 Barclay Street, 21st Floor
New York, New York  10286

HEI Preferred Funding, LP
300 Delaware Avenue, Suite 1704
Wilmington, Delaware  19801

          Re:  Hawaiian Electric Industries
               Capital Trust I's issuance and sale of
               Trust Originated Preferred Securities
               --------------------------------------

Ladies and Gentlemen:

          We have acted as counsel with respect to federal income tax matters to Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), the Hawaiian Electric Industries Capital Trust I, a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Trust"), and HEI Preferred Funding, LP, a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act (the "Partnership"), in connection with the preparation and filing by the Company, the Partnership and the Trust with the Securities and Exchange Commission of a Registration Statement on Form S-3 (Registration Nos. 333- 18809,
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Hawaiian Electric Industries, Inc.
Hawaiian Electric Industries Capital Trust I
HEI Preferred Funding, LP
Page 2

333-18809-01, 333-18809-02, 333-18809-03, 333-18809-04) (as amended, the
"Registration Statement")/1/ under the Securities Act of 1933 with respect to
(i) the issuance and sale of the Trust Preferred Securities, (ii) the issuance and sale of the Partnership Preferred Securities, (iii) the issuance and sale of the Debentures and (iv) the issuance and sale of the Trust Guarantees, the Partnership Guarantee and the Investment Guarantees.

          In rendering our opinions, we have reviewed and relied upon (i) the facts set forth in the Registration Statement, (ii) the forms of the Trust Agreement, the Limited Partnership Agreement, the Trust Securities, the Partnership Preferred Securities, the Debentures, the Partnership Guarantee, the Trust Guarantees and the Investment Guarantees, each filed as an exhibit to the Registration Statement, and (iii) certain representations made by officers of the Company and certain of its subsidiaries.

          On the basis of the foregoing, and assuming that the Partnership and the Trust are formed and will be maintained in compliance with the terms of the Limited Partnership Agreement and the Trust Agreement, respectively, we hereby confirm (i) our opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Considerations" and (ii) that, subject to the qualifications set forth therein, the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein.

          We express no opinion with respect to the transactions described in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Trust Preferred Securities or transactions of the type described therein, and that our opinions are not binding on the Internal Revenue Service or the courts, either of which could
------------------
/1/ Capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Statement.
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Hawaiian Electric Industries, Inc.
Hawaiian Electric Industries Capital Trust I
HEI Preferred Funding, LP
Page 3

take a contrary position. Nevertheless, we believe that if challenged, the opinions set forth in the Registration Statement would be sustained by a court with jurisdiction in a properly presented case.

          Our opinions are based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, and other relevant authorities, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described in the Registration Statement.

          We hereby consent to the use of our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement.
In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.


                         Very truly yours,

                         /s/ GOODSILL ANDERSON QUINN & STIFEL